Exhibit 99.1

Sensus Announces Fiscal Fourth Quarter 2009

Financial Results and Earnings Call

Record Adjusted Net Sales1

Raleigh, NC (May 15, 2009) – Sensus, a leading provider of high-value advanced metering infrastructure (“AMI”) and metering system solutions to utilities worldwide, today announced financial results for the fiscal fourth quarter ended March 31, 2009. Total fiscal fourth quarter net sales declined from $184.8 million, reported in the prior year, to $169.0 million due primarily to reduced demands for our gas and water meters resulting from historic low building starts in the residential and commercial real estate markets in North America coupled with reduced demands for our precision die cast products due to a weak U.S. automotive market. Offsetting these contracting demands was growth in water and heat meters sales outside of North America coupled with AMI system and products in North America. Net loss was $18.7 million, and included $14.4 million of goodwill impairment, compared to a net loss of $0.6 million in the prior period. Adjusted Net Sales1 improved to $216.2 million from $204.8 million representing a 6% improvement over the same quarter in the prior year. The Company recorded Adjusted EBITDA1 of $36.0 million compared to $31.4 million in the prior year, representing a 15% improvement in the profitability measure.

Sensus continues to focus on delivering advanced technology and communications systems to our customers. Our ongoing effort to build the “Smart Grid” continues to accelerate, as evidenced by more than 2.8 million SmartPoints we have deployed, and are operational, demonstrating FlexNet® technology and functionality in utility billing and monitoring in systems at consistently high accuracy levels. We continue to drive customer confidence in our system through added functionality, improved efficiencies and increased scale. We have also expanded our offerings to leverage our network system’s reach to include demand response and distribution automation, in addition to smart metering technology.

“Our strong fourth quarter and annual financial performance was achieved in a very difficult global environment. Annual records were set for both Adjusted Net Sales1 of $806.1 million, an 11% improvement over prior year, and Adjusted EBITDA1 of $112.2 million, an improvement of more than 20%. During the year, we took several actions to improve our focus on scalability, flexibility, and customer satisfaction. While navigating this challenging environment, we continued to invest where necessary to deliver on our commitments, to expand our product offerings and to support our customers’ needs. I am pleased with the results for the year. We will continue to build on our momentum and to extend and leverage our efforts as we enter a new fiscal year. Our primary focus will continue to be on strengthening our position and delivering performance and value to our customers,” said Peter Mainz, Chief Executive Officer and President of Sensus.

Key Highlights for the Fiscal Fourth Quarter

•	15% improvement in Adjusted EBITDA[1] to $36.0 million.

•	6% increase in Adjusted Net Sales[1] and a record level of $216.2 million.

•	18% improvement in GAAP operating cash flow.

•	Adjusted Net Sales[1] book-to-bill[2] of over 1 to 1.

•	$467 million potential future revenue and 5.7 million endpoints from AMI contracts.

•	In excess of a quarter million new endpoints contracted during the quarter.

•	$37.9 million of cash-on-hand at March 31, 2009.

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Fiscal Fourth Quarter Earnings Conference Call

The Company’s Form 10-K for the year ended March 31, 2009, which includes financial statements and related notes together with management’s discussion and analysis of such results, is now available.

A conference call with analysts to discuss these results will be held on May 19, 2009 at 11:00 AM (EDT). To access the conference call, please dial 800-688-0796 (domestic access) or 617-614-4070 (international access) and reference Passcode: 14794286. It is recommended that you dial in five to ten minutes prior to the call to allow time for processing participant information. A replay of the call will be available until May 26, 2009 by dialing 888-286-8010 (domestic access) or 617-801-6888 (international access) and referencing Passcode: 11168184.

Investor Contacts:
Jeffrey J. Kyle	James J. Hilty
Chief Financial Officer	Vice President, Business Development
(919) 845-4013	(919) 845-4007
jeff.kyle@sensus.com	jim.hilty@sensus.com

About Sensus

Sensus is a time-tested technology and communications company providing data collection and metering solutions for water, gas and electric utilities around the world. Sensus is a transforming force for the utilities of tomorrow through its ability to help customers optimize resources, as well as to meet conservation and customer service objectives. Sensus customers rely on the Company for expert, reliable service in order to meet challenges and exceed goals. For more information, visit www.sensus.com.

All statements in this release, other than historical facts, are made in reliance on the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are subject to change at any time. These statements reflect the Company’s current expectations regarding its financial position, revenues, cash flow and other operating results, business strategy, financing plans, forecasted trends related to the markets in which the Company operates, legal proceedings and similar matters. The Company’s expectations expressed or implied in these forward-looking statements may turn out to be incorrect. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K (SEC File No. 333-113658) for the fiscal year ended March 31, 2009 as filed with the Securities and Exchange Commission on May 15, 2009, include the Company’s susceptibility to macroeconomic downturns in the United States and abroad, conditions in the residential, commercial and industrial construction markets and in the automotive industry, the Company’s dependence on new product development and intellectual property, and the Company’s dependence on independent distributors and third-party contract manufacturers, automotive vehicle production levels and schedules, the Company’s substantial financial leverage, debt service and other cash requirements, liquidity constraints and risks related to future growth and expansion. Other important risks that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, the Company’s ability to integrate acquired companies, general economic and business conditions, competition, adverse changes in the regulatory or legislative environment in which the Company operates, customer cancellations and other factors beyond the Company’s control.

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(1) Non-GAAP Measures

During the fourth quarter of fiscal 2009, Sensus Metering Systems continued the deployment of its new, advanced FlexNet® AMI solutions under contracts executed with several North American electric and gas utilities. These contracts, which extend up to 20 years and cover 7.9 million electric and gas endpoints, contain significant hardware and software components as well as ongoing customer support. Due to the significant advanced technology and software and the absence of stand-alone customer support sales prices, customer billings and incremental direct costs related to these contracts are required to be deferred in accordance with U.S. GAAP for income statement recognition purposes and amortized ratably over the life of the contracts. This deferral has no impact on cash flow since billings to customers occur as the network infrastructure and related endpoints are deployed and the associated costs are incurred, generally over the first several years of the contract term. To enhance the comparability and usefulness of its financial information, the Company provides certain non-GAAP measures to describe more fully the results of its underlying business. Specifically, the Company utilizes the measures of Adjusted Net Sales and Adjusted EBITDA, which are defined as follows:

•

Adjusted Net Sales is defined as net sales as determined under U.S. GAAP adjusted to add back customer billings (net of amortization) related to multi-element contracts that have been deferred under the provisions of SOP 97-2.

•

Adjusted EBITDA is defined as earnings before interest expense, depreciation and amortization, minority interest and income taxes plus (a) customer billings less the associated incremental direct costs (both net of amortization) related to multi-element contracts that have been deferred under SOP 97-2, (b) restructuring costs and (c) management fees, and adjusted for other nonrecurring items.

Information regarding Adjusted Net Sales and Adjusted EBITDA is provided because management considers these measures important in evaluating and understanding the Company’s operating and financial performance. Management believes these measures provide useful information for investors in trending, analyzing and benchmarking the performance and value of the business. Internally these measures are used in our incentive compensation plans. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by adjusting for certain items that may not be indicative of our recurring core operating results. Management also believes that Adjusted Net Sales and Adjusted EBITDA provide important performance measures to our management and investors because they reflect customer billings (net of related incremental costs, in the case of Adjusted EBITDA) which we are required to defer under SOP 97-2. These measures help our management and investors to better quantify the growth of our AMI technology solutions business. However, these metrics for measuring the Company’s financial results may be different from comparable information provided by other companies and should not be used as an alternative to the Company’s operating and other financial information as determined under U.S. GAAP.

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A reconciliation of each of these non-GAAP measures to its most closely related U.S. GAAP measure is set out in the table below (in millions):

	Fiscal Quarter Ended March 31, 2009	Fiscal Quarter Ended March 31, 2008	Fiscal Year Ended March 31, 2009	Fiscal Year Ended March 31, 2008
Net sales	$169.0	$184.8	$670.7	$694.2
Revenue from contracts deferred under SOP 97-2 (net of amortization)	47.2	20.0	135.4	31.4

Adjusted Net Sales	$216.2	$204.8	$806.1	$725.6

	Fiscal Quarter Ended March 31, 2009	Fiscal Quarter Ended March 31, 2008	Fiscal Year Ended March 31, 2009	Fiscal Year Ended March 31, 2008
Net loss	$(18.7)	$(0.6)	$(49.9)	$(10.1)
Depreciation and amortization	11.4	12.1	46.6	47.7
Interest expense, net	9.6	10.4	39.9	41.8
Income tax (benefit) provision	(7.4)	0.8	(19.9)	(2.6)
Minority interest	0.6	0.5	2.4	1.9
Revenue less incremental direct costs from contracts deferred under SOP 97-2 (net of amortization)	23.5	3.1	62.4	5.1
Restructuring costs	1.7	4.5	9.9	7.0
Management fees	0.9	0.6	3.1	2.6
Goodwill impairment	14.4	—	14.4	—
Other nonrecurring items (a)	—	—	3.3	—

Adjusted EBITDA	$36.0	$31.4	$112.2	$93.4

(a)	Represents a nonrecurring, non-cash charge for residual manufacturing overhead costs related to the outsourcing of certain manufacturing activities.

(2) Book-to-bill

Book-to-bill is calculated as orders received during the quarter divided by Adjusted Net Sales.

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FISCAL 2009 FOURTH QUARTER UNAUDITED FINANCIAL STATEMENTS

SENSUS METERING SYSTEMS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

	Fiscal Quarter Ended March 31, 2009	Fiscal Quarter Ended March 31, 2008
NET SALES	$169.0	$184.8
COST OF SALES	129.9	132.1

GROSS PROFIT	39.1	52.7

OPERATING EXPENSES:
Selling, general and administrative expenses	35.3	31.7
Restructuring costs	1.7	4.5
Amortization of intangible assets	2.9	3.5
Impairment of goodwill	14.4	—
Other operating expense, net	0.5	0.8

OPERATING (LOSS) INCOME	(15.7)	12.2
NON-OPERATING EXPENSE:
Interest expense, net	(9.6)	(10.4)
Other expense, net	(0.2)	(1.1)

(LOSS) INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	(25.5)	0.7

(BENEFIT) PROVISION FOR INCOME TAXES	(7.4)	0.8

LOSS BEFORE MINORITY INTEREST	(18.1)	(0.1)

MINORITY INTEREST	(0.6)	(0.5)

NET LOSS	$(18.7)	$(0.6)

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SENSUS METERING SYSTEMS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Fiscal Quarter Ended March 31, 2009	Fiscal Quarter Ended March 31, 2008
OPERATING ACTIVITIES:
Net loss	$(18.7)	$(0.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	7.3	8.2
Amortization of intangible assets	2.9	3.5
Amortization of software development costs	1.2	0.4
Amortization of deferred financing costs	0.7	0.7
Deferred income taxes	(27.1)	(5.9)
Net loss (gain) on sale of assets	0.1	(0.1)
Non-cash restructuring charges	0.2	0.2
Net loss on foreign currency transactions	0.6	1.2
Minority interest	0.6	0.5
Impairment of goodwill	14.4	—
Changes in assets and liabilities used in operations, net of effects of acquisition:
Accounts receivable	(10.3)	(16.4)
Inventories	7.9	6.7
Other current assets	(3.1)	(0.4)
Accounts payable, accruals and other current liabilities	24.1	27.9
Income taxes payable	18.2	7.2
Deferred revenue less deferred costs primarily from long-term AMI electric and gas contracts	23.5	3.1
Other	(3.8)	—

Net cash provided by operating activities	38.7	36.2

INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(9.4)	(7.8)
Purchases of intangible assets	(0.8)	—
Software development costs	(3.0)	(0.9)
Global Meter acquisition	(1.3)	—

Net cash used in investing activities	(14.5)	(8.7)

FINANCING ACTIVITIES:
Decrease in short-term borrowings	(10.3)	(13.9)
Principal payments on debt	(3.0)	(10.0)

Net cash used in financing activities	(13.3)	(23.9)
Effect of exchange rate changes on cash	(0.6)	0.8

INCREASE IN CASH AND CASH EQUIVALENTS	10.3	4.4

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$27.6	$33.2

CASH AND CASH EQUIVALENTS AT END OF YEAR	$37.9	$37.6

SUPPLEMENTAL DISCLOSURES OF CASH FLOW:

Cash paid during the period for:

Interest, net	$3.7	$3.5

Income taxes, net of refunds	$1.0	$0.2

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FISCAL 2009 AUDITED FINANCIAL STATEMENTS

SENSUS METERING SYSTEMS (BERMUDA 2) LTD.

CONSOLIDATED BALANCE SHEETS

(in millions, except per share and share data)

	March 31, 2009	March 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37.9	$37.6
Accounts receivable:
Trade, net of allowance for doubtful accounts of $1.2 and $1.5 at March 31, 2009 and 2008, respectively	112.8	107.1
Other	2.9	1.0
Inventories, net	66.4	72.3
Prepayments and other current assets	11.8	12.8
Deferred income taxes	6.5	5.0
Deferred costs	10.6	3.1

Total current assets	248.9	238.9

Property, plant and equipment, net	131.5	138.4
Intangible assets, net	187.3	199.2
Goodwill	394.5	377.6
Deferred income taxes	39.5	17.4
Deferred costs	88.7	23.3
Other long-term assets	21.9	24.5

Total assets	$1,112.3	$1,019.3

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$87.1	$81.3
Accruals and other current liabilities	80.7	67.8
Current portion of long-term debt	38.5	0.1
Short-term borrowings	4.9	5.8
Income taxes payable	2.9	—
Restructuring accruals	7.3	5.2
Deferred revenue	19.0	5.4

Total current liabilities	240.4	165.6
Long-term debt, less current portion	395.5	448.6
Pensions	44.4	52.5
Deferred income taxes	76.4	71.9
Deferred revenue	149.8	32.4
Other long-term liabilities	27.6	21.3
Minority interest	11.9	10.2

Total liabilities	946.0	802.5
Commitments and Contingencies (Note 18)
STOCKHOLDER’S EQUITY:
Common stock, par value $1.00 per share, 12,000 shares authorized, issued and outstanding	—	—
Paid-in capital	245.4	243.2
Accumulated deficit	(79.3)	(29.3)
Accumulated other comprehensive income	0.2	2.9

Total stockholder’s equity	166.3	216.8

Total liabilities and stockholder’s equity	$1,112.3	$1,019.3

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SENSUS METERING SYSTEMS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

	Year Ended March 31, 2009	Year Ended March 31, 2008	Year Ended March 31, 2007
NET SALES	$670.7	$694.2	$632.9
COST OF SALES	523.4	510.3	453.8

GROSS PROFIT	147.3	183.9	179.1
OPERATING EXPENSES:
Selling, general and administrative expenses	134.0	121.5	110.4
Restructuring costs	9.9	7.0	8.5
Amortization of intangible assets	13.5	19.7	23.6
Impairment of goodwill	14.4	—	—
Other operating expense, net	2.7	2.3	2.7

OPERATING (LOSS) INCOME	(27.2)	33.4	33.9
NON-OPERATING (EXPENSE) INCOME:
Interest expense, net	(39.9)	(41.8)	(42.4)
Other (expense) income, net	(0.3)	(2.4)	1.9

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	(67.4)	(10.8)	(6.6)

(BENEFIT) PROVISION FOR INCOME TAXES	(19.9)	(2.6)	1.0

LOSS FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST	(47.5)	(8.2)	(7.6)

MINORITY INTEREST	(2.4)	(1.9)	(0.5)

LOSS FROM CONTINUING OPERATIONS	(49.9)	(10.1)	(8.1)
GAIN FROM DISCONTINUED OPERATIONS	—	—	0.1

NET LOSS	$(49.9)	$(10.1)	$(8.0)

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SENSUS METERING SYSTEMS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended March 31, 2009	Year Ended March 31, 2008	Year Ended March 31, 2007
OPERATING ACTIVITIES:
Net loss	$(49.9)	$(10.1)	$(8.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	26.4	27.1	24.5
Amortization of intangible assets	13.5	19.7	23.6
Amortization of software development costs	6.7	0.9	—
Amortization of deferred financing costs	3.1	2.8	2.5
Deferred income taxes	(27.1)	(5.9)	(4.2)
Net gain on sale of assets	(0.1)	—	(1.6)
Non-cash restructuring charges	0.2	0.2	1.3
Net loss (gain) on foreign currency transactions	1.0	1.3	(1.7)
Minority interest	2.4	1.9	0.5
Impairment of goodwill	14.4	—	—
Changes in assets and liabilities used in operations, net of effects of acquisitions and divestitures:
Accounts receivable	(13.0)	(2.4)	(3.7)
Inventories	2.0	(5.3)	(5.4)
Other current assets	(1.0)	1.7	(0.6)
Accounts payable, accruals and other current liabilities	19.8	14.3	(0.2)
Income taxes payable	3.0	—	(0.8)
Deferred revenue less deferred costs primarily from long-term AMI electric and gas contracts	62.4	5.1	—
Other	(3.1)	—	2.8

Net cash provided by operating activities	60.7	51.3	29.0
INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(26.7)	(22.8)	(17.3)
Purchases of intangible assets	(1.2)	(0.3)	(0.4)
Software development costs	(8.8)	(4.7)	(0.6)
AMDS acquisition and subsequent contingent payments	(4.6)	(0.9)	(49.7)
Global Meter acquisition	(1.3)	—	—
Rongtai acquisition	—	—	(0.6)
DuPenn acquisition	—	—	(0.5)
Proceeds from sale of assets	0.2	—	1.8

Net cash used in investing activities	(42.4)	(28.7)	(67.3)
FINANCING ACTIVITIES:
(Decrease) increase in short-term borrowings	(1.0)	1.3	(0.1)
Principal payments on debt	(14.7)	(23.0)	(10.0)
Debt issuance costs	—	—	(0.6)
Equity contributions from Bermuda 1 for AMDS acquisition	—	—	30.4

Net cash (used in) provided by financing activities	(15.7)	(21.7)	19.7
Effect of exchange rate changes on cash	(2.3)	1.8	0.9

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	0.3	2.7	(17.7)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	$37.6	$34.9	$52.6

CASH AND CASH EQUIVALENTS AT END OF YEAR	$37.9	$37.6	$34.9

SUPPLEMENTAL DISCLOSURES OF CASH FLOW:
Cash paid during the period for:
Interest, net	$36.2	$38.9	$40.6

Income taxes, net of refunds	$3.6	$4.0	$6.2

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